Exhibit 23




                      Consents of Independent Accountants



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-8 (No. 33-80797, No. 33-90616, No. 333-06390 and No. 333-06962) of our report dated January 17, 1997 appearing on page 59 of the Annual Report to Shareholders of SGS-Thomson Microelectronics NV for the year ended December 31, 1996 listed under Item 19(a) of SGS-Thomson Microelectronics NV's Annual Report on Form 20-F. We also consent to the application of such report to the Financial Statement Schedule for the year ended December 31, 1996 listed under Item 19(a) of SGS-Thomson Microelectronics NV's Annual Report on Form 20-F when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule.



PRICE WATERHOUSE NEDERLAND BV


Amsterdam, The Netherlands
June 25, 1997


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"As independent public accountants, we hereby consent to the use of our reports
(and to all references to our Firm) included in or made a part of this registration statement."


Amsterdam, The Netherlands
June 25, 1997                           Arthur Andersen & Co.